Exhibit 99.3

FULL HOUSE RESORTS ANNOUNCES PRICING OF

SENIOR SECURED NOTES OFFERING

Las Vegas, Nevada – February 1, 2022 – Full House Resorts, Inc. (“Full House” or the “Company”) (Nasdaq: FLL) announced today the pricing of its offering of an additional $100.0 million in aggregate principal amount of its senior secured notes due 2028 (the “Additional Notes”) at a price of 102.000% of the principal amount of the Additional Notes. The Additional Notes are being offered in a private debt offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes will be issued pursuant to the Indenture pursuant to which Full House issued $310.0 million of identical senior secured notes in February 2021 (the “Original Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes will be, and the Original Notes are, senior secured obligations of the Company and will be guaranteed, jointly and severally, by all of its current subsidiaries and future restricted subsidiaries. The offering of the Additional Notes is expected to close on February 7, 2022, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Additional Notes offering: (i) to develop, equip and open The Temporary by American Place, our planned temporary casino in Waukegan, Illinois (“The Temporary”) which we intend to operate while we design and construct our permanent American Place facility, (ii) to pay the transaction fees and expenses of the offer and sale of the Additional Notes and (iii) for general corporate purposes.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act, and in offshore transactions in reliance on Regulation S under the Securities Act. The Notes and related guarantees will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, the guarantees or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Full House Resorts

Full House Resorts owns, leases, develops and operates gaming facilities throughout the country. The Company’s properties include Silver Slipper Casino and Hotel in Hancock County, Mississippi; Bronco Billy’s Casino and Hotel in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; Stockman’s Casino in Fallon, Nevada; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. The Company is currently constructing Chamonix Casino Hotel, a new luxury hotel and casino in Cripple Creek, Colorado, and has been selected by the Illinois Gaming Board to develop a casino in Waukegan, Illinois. For further information, please visit www.fullhouseresorts.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding, but not limited to, Full House Resorts’ intention to the offer the securities and the expected uses of the proceeds from the proposed offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Full House Resorts’ operations, markets, products and services. Full House Resorts identifies the principal risks and uncertainties that impact its performance in its public reports filed with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of Full House Resorts’ most recent Annual Report on Form 10-K, as may be supplemented or amended by Full House Resorts’ subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and Full House Resorts undertakes no obligation to publicly release the results of any revision to such forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

(702) 221-7800

www.fullhouseresorts.com